                                                                    EXHIBIT 21.1



                              LIST OF SUBSIDIARIES



NAME OF COMPANY                                           PLACE OF INCORPORATION
--------------------------------------------------------  --------------------------------------------------------
Restaurant Insurance Corporation                          Vermont
Friendly's Restaurants Franchise, Inc.                    Delaware
Friendly's International, Inc.                            Delaware
Friendly Holding (UK) Limited                             United Kingdom
Friendly Ice Cream (UK) Limited                           United Kingdom